                                                                   Exhibit 10.47

                                                             [COMMITMENT LETTER]


                    CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.
                             425 Lexington Avenue
                                   3rd Floor
                           New York, New York 10017

                                                               December 11, 1996




MagiNet Corporation
405 Tasman Drive
Sunnyvale, California 94089

Attention: Kenneth R. Hamlet

Gentlemen:

       You have requested that CIBC WG ARGOSY MERCHANT FUND 2, L.L.C. ("CIBC"), an indirect majority-owned subsidiary of Canadian Imperial Bank of Commerce and each party to which CIBC may syndicate a portion of the commitment made hereby pursuant to Section 7 hereof (the "Syndication Parties") commit to provide to MagiNet Corporation (the "Company") funds in the amount of up to $10 million in the form of senior subordinated notes to be made available as described in
Section 1 hereof (the "Senior Subordinated Notes"). Concurrently with the issuance of any Senior Subordinated Notes, and in consideration therefor, the Company will issue to CIBC up to 1,333,333 Warrants to purchase Company Common Stock, par value $.0001 per share (the "Financing Warrants") on a pro rata basis equal to the principal amount of Senior Subordinated Notes issued. The commitment to acquire the Senior Subordinated Notes has been requested to provide the Company with assurances as to the general availability of funds to the Company for its ongoing operations in the event the initial public offering of the Company's common equity ("IPO") currently being pursued is not consummated. The financing evidenced by the Senior Subordinated Notes and the issuance of the Financing Warrants is referred to herein as the "Transaction".

       Accordingly, subject to the terms and conditions set forth or incorporated in this letter, CIBC (the "Lender") agrees with you as follows:

       Section 1. Senior Subordinated Notes. The Lender hereby commits, subject to the terms and conditions hereof and


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                                      -2-


in the Summary Term Sheet attached hereto as Exhibit A (the "Term Sheet"), to provide to the Company at its request, subject to the conditions set forth herein and the issuance of the pro rata portion of the Financing Warrants, up to $10 million through the issuance of Senior Subordinated Notes. The commitment contemplated hereby shall expire at 5:00 p.m. New York time on January 15, 1997 (the "Closing Date," which may be extended by the Extended Commitment Option (as defined in Section 6 hereof)). The proportion of each of CIBC's and each Syndication Party's commitment to provide the financing evidenced by the Senior Subordinated Notes is set forth in their respective commitment letters, if any, delivered to the Company. The Lender shall be obligated to provide the entire amount of such funds in the event that no other person elects to become a Syndication Party. In addition to the Senior Subordinated Notes and the Financing Warrants, the Company will issue to the Lender (A) upon delivery and acceptance of this commitment letter, 40,000 warrants to purchase fully diluted common stock of the Company at a nominal exercise price ($.01 per warrant (the "Initial Warrants") and (B) for so long as any Senior Subordinated Notes are outstanding, upon each annual anniversary of the issuance of the Senior Subordinated Notes, 200,000 warrants (subject to adjustment as set forth in the Term Sheet) to purchase fully diluted common stock of the Company at a nominal exercise price ($.01 per warrant) (the "Annual Warrants").

        The proceeds of the Transaction shall be used for general corporate purposes other than repayment of indebtedness or the purchase or redemption of, or any payments on, equity securities of the Company. The principal terms of the Senior Subordinated Notes and the Financing Warrants are summarized in the Term Sheet.

        This letter is not intended to be, nor shall it be construed as, an attempt to define or set forth all of the terms and conditions of the Transaction. Rather, it is intended only as a statement of the principal terms of the basic business understanding, around which the legal documentation is to be structured. Further negotiations within the general parameters of these principal terms shall not be precluded by the issuance of this letter or its acceptance by you, although in no event may Lender negotiate to (i) reduce the maximum principal amount, (ii) shorten the final maturity date, (iii) increase the annual interest rate, (iv) increase the amount of the redemption premium or the change in control premium, (v) increase the amount of any fees, (vi) increase the number of Financing Warrants or the Initial Warrants (including the rate at which Additional Warrants are to be granted), or decrease the exercise price thereof, other than, as may be adjusted pursuant to the Term Sheet or (vii) shorten the commitment expiry date. This letter agreement is a binding agreement between the parties with respect to such principal terms.

        Unless the Lender's commitment hereunder shall have been terminated pursuant to Section 6 and subject to participations which may be made available pursuant to Section 7, the Lender shall have the exclusive right to provide the financing evidenced by the Senior Subordinated Notes.

        The Lender has reviewed certain historical and pro forma financial statements of the Company and has met with you and with the management of the Company and is pleased to advise you that the results of the Lender's investigations to date are satisfactory.

        You hereby represent and covenant that based on your review and analysis, to the best of your knowledge (a) all information , including the Projections (as defined below), which has been or is hereafter made available to the Lender by you or your representatives, advisors or affiliates in connection with the transactions contemplated hereby (the "Information") has been reviewed and analyzed by you in connection with the performance of your own due diligence and is, or in the case of Information made available after the date hereof will be, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact known to you and necessary to make the statements contained therein, in the light of the circumstances under which such statements were or are made, not misleading and (b) all financial projections (after giving pro forma effect to the Transaction and all other transactions referred to in the IPO other than the consummation of the IPO) that have been or are hereafter made available to the Lender by you or your representatives, advisors or affiliates in connection with the transactions contemplated hereby (the "Projections") have been or, in the case of Projections made available after the date hereof, will be prepared in good faith based upon reasonable assumptions (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control and that no assurance can be given that such Projections will be realized). You agree to supplement the Information and the Projections from time to time until the Closing Date so that the representation and warranty made in the preceding sentence is correct on the Closing Date. In making the commitment contemplated hereby and syndicating such commitment, CIBC will be using and relying on the Information and the Projections without independent verification thereof. In addition, the Lender does not intend to conduct any appraisal of the current or prospective assets of the Company. Prior to the execution of the Financing Documentation you shall provide the Lender and its counsel access to such documents agreements and persons as is reasonably requested to confirm the Information and as requested in connection with Lender's counsel's legal due diligence. the representations and covenants contained in this paragraph shall remain effective until a definitive financing agreement is executed and thereafter the disclosure representations contained herein shall be terminated and be of no further force and effect.

        Section 2. Financing Documentation. The issuance of the Senior Subordinated Notes and the Financing Warrants (together, the "Financing Documentation") and the Initial Warrants, Additional Warrants and Annual Warrants (collectively the "Fee Warrants") required hereby will be governed by definitive loan and related agreements and documentation in form and substance reasonably satisfactory to the Lender and you. This commitment letter, the Fee Warrants and the Financing Documentation shall be prepared by Cahill Gordon & Reindel, special counsel to the Lender. The Fee Warrants and Financing Documentation shall contain such covenants, terms and conditions as are consistent with this letter and the Term Sheet and such other covenants, terms, conditions, representations, warranties, indemnities, events of default and remedies provisions as shall be reasonably satisfactory to the Lender and you. At the request of the Company, but subject to the receipt by the Lender of reasonable assurances from the Company as to the reimbursement of its expenses as set forth in Section 5 hereof, the Lender will make reasonable commercial efforts to execute Financing Documentation as soon as reasonably practicable.

        Section 3. Conditions. The obligation of the Lender under Section 1 of this letter to provide the financing evidenced by the Senior Subordinated Notes is subject to fulfillment of conditions precedent typical in the context of a borrowing such as that evidenced by the Senior Subordinated Notes, including the following:

        (a) Financing Documentation. The Company and the Lender shall have entered into the financing Documentation relating to the Transaction, on terms and in form and substance reasonably satisfactory to the Lender.

          (b) No Adverse Change or Development, Etc. (i) Since the date hereof, nothing shall have occurred which could reasonably be likely to have a material adverse effect on the rights or remedies of the Lender, or on the ability of the Company and its subsidiaries to perform their respective obligations to the Lender under the Financing Documentation and the Fee Warrants; (ii) there shall not have been, in the sole judgment of the Lender, any material adverse change in the business, prospects, condition (financial or other), results of operations, operations, property, assets or liabilities of the Company and its subsidiaries, taken as a whole (provided that the failure of the Company to consummate the IPO shall in no event be deemed to be such a material adverse change) and there shall not have come to the attention of the Lender any misstatements in, or omissions from, the Information which, in the sole judgment of Lender, are material;
     (iii) trading in securities generally on the Toronto, New York or American Stock Exchange shall not have been suspended; minimum or maximum prices shall not have been established on any such exchange; (iv) a banking moratorium shall not have been declared by New York, United States or Canadian authorities; and (v) there shall not have been (A) a material outbreak or escalation of hostilities between the United States or Canada and any foreign power, or (B) a material outbreak or escalation of any other insurrection or armed conflict involving the United States, Canada or any other national or international calamity or emergency, or (C) any fire, flood, earthquake, strike, civil disturbance or act of God which, in each case, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to proceed with the consummation of the Transaction or any of the other transactions contemplated hereby or that would materially effect the ability to sell the Senior Subordinated Notes or the Financing Warrants, in each case, on the terms contemplated hereby.

          (c) No Defaults. On the Closing Date, the Company and its subsidiaries shall not be in default under any material agreement or instrument. Consummation of the Transaction will not cause or result in any breach or default (including any event, which, with notice or lapse of time or both would be a breach or a default) or trigger any purchase requirements under any of the terms or provisions of any of the instruments governing the existing indebtedness of the Company or any of its subsidiaries to remain outstanding after the consummation of the Transaction.

          (d) Capital Structure. The consolidated capital structure of the Company, after giving effect to the Transaction, shall be consistent with the capital structure described in the Company's registration statement with respect to the IPO as on file as of the date hereof (the "IPO Registration Statement") under the caption "Capitalization" in the column titled "actual".

          (e) Solvency Certificate. As of the Closing Date, the Lender shall have received a solvency certificate from the Company's chief financial officer, and in form and substance, reasonably satisfactory to the Lender, setting forth the conclusion that, after giving effect to the Transaction, the Company and its subsidiaries taken as a whole are not insolvent and will not be rendered insolvent by the Transaction and will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond its ability to pay such debts as they mature.

          (f) Applicable Law. The Lender and its counsel shall be reasonably satisfied that the consummation of the Transaction shall be in compliance with all applicable statutes, laws, rules and regulations of all applicable governmental and regulatory agencies and authorities. There shall not have occurred after the date hereof any change in law, rule or regulation which would prohibit or impose conditions upon the Lender's ability to provide the financing evidenced by the Senior Subordinated Notes or the commitment hereunder which are materially adverse to the Lender or would result in or require any material adverse change to the net capital of the Lender. There shall not exist any judgement, order, injunction or other restraint prohibiting or imposing conditions upon consummation of any portion of the Transaction which are materially adverse to the Lender or the Company and its subsidiaries taken as a whole.

          (g) Financial Statements. The Lender shall be satisfied with the audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended (the "Act"), of the Company (in a form no more detailed or comprehensive than the financial statements in the form included in the IPO Registration Statement.

          (h) Financing Warrants and Fees. On the Closing Date, the Company shall have issued a pro rata portion of the Financing Warrants and paid all fees (including, without limitation, the Initial Warrants and any Additional Warrants (as defined)) that are due to the Lender at or prior to the funding of the Senior Subordinated Notes.

          (i) Litigation. Except as disclosed in publicly available documents filed by the Company with the Securities and Exchange Commission prior to the date hereof under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, no litigation or similar proceeding (governmental or other) shall exist or be threatened with respect to or affecting (i) the Company, any of its subsidiaries, or the Transaction, which is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) the Financing Documentation or the consummation of the Transaction.

          (j) Notice. The Company shall have delivered written notice to the Lender setting forth the anticipated funding date, which shall not be less than two weeks from the date of such notice.

          Section 4. Indemnification and Contribution. You agree to indemnify CIBC and each of its affiliates, any Syndication Parties and each person in control of CIBC or any of the Syndication Parties and each of its or their affiliates and the respective officers, directors, employees, agents and representatives of CIBC, its affiliates, the Syndication Parties and their respective control persons, as provided in the Indemnity Letter dated the date hereof (the "Indemnity Letter") and attached hereto; provided that upon execution of the Financing Documentation, the Indemnity Letter shall be terminated and of no further force and effect, it being understood that the Financing Documentation will contain indemnification provisions relating to the matters and periods of time covered in the Indemnity Letter.

          Section 5. Structuring and Commitment Fees and Expenses. The Company shall pay the Lender a cash commitment fee of 3.5% of the aggregate principal amount of the Senior Subordinated Notes committed to be purchased (the "Original Cash Commitment Fee") by CIBC as set forth on the signature page hereof. Such fee shall be due and owing from and after the date hereof but shall be payable on the earliest to occur of (a) the closing date of the IPO, (b) fifteen days following the expiration of this commitment and (c) the date any of the Senior Subordinated Notes are issued. The Company shall also pay Additional Commitment Fees (as defined in Section 6 below) and issue Additional Warrants (as defined in Section 6 below) in the event the Company exercises the Extended Commitment Option (as defined in Section 6 below). The Company shall also issue the Annual Warrants on the same basis and terms as the Initial Warrants in accordance with Section 1 above. In addition to any fees that may be payable to the Lender hereunder and regardless of whether any of the transactions contemplated by this letter agreement are consummated, this letter agreement is terminated, the financing evidenced by the Senior Subordinated Notes is made available or the Financing Documentation is executed and delivered, you hereby agree to reimburse the Lender for all reasonable fees (not to exceed $100,000) and disbursements of legal counsel, including but not limited to the reasonable fees and disbursements of Cahill Gordon & Reindel, the Lender's special counsel, and all of the Lender's travel and other reasonable out-of-pocket expenses incurred in connection with the Transaction or otherwise arising out of the Lender's commitment hereunder.

          Section 6. Termination. The Lender's commitment hereunder to provide the financing evidenced by the Senior Subordinated Notes shall terminate, unless expressly agreed to by the Lender in its sole discretion to be extended to another date, on January 15, 1997 if the Senior Subordinated Notes have not been issued. Notwithstanding the foregoing, the Lender agrees to extend its commitment to provide the financing evidenced by the Senior Subordinated Notes, upon notice from the Company (received on or prior to January 15, 1997) and in the Company's sole discretion, until (a) February 15, 1997 or (b) March 15, 1997 (the "Extended Commitment Option"). Upon exercise of the Extended Commitment Option, the Company shall immediately issue 50,000 warrants if the one month Extended Commitment Option is selected and 75,000 warrants if the two month Extended Commitment Option is selected (collectively, the "Additional Warrants") on the same basis and with an identical exercise price as the Initial Warrants. In addition, if the one month Extended Commitment Option is selected, the Company shall pay the Lender an additional cash commitment fee of

$250,000 and if the two month Extended Commitment Option is selected, an additional cash commitment fee of $375,000 (the "Additional Commitment Fees"). In the event the Company elects to exercise the Extended Commitment Option, the Original Cash Commitment Fee as well as any and all Additional Commitment Fees, shall be payable on the earliest to occur of (a) 15 days following the final expiration of the commitment made hereby, (b) the consummation of the IPO or (c) the date any of the Senior Subordinated Notes are issued. No such termination of any such commitment shall affect your obligations under Sections 4 and 5 hereof or this Section 6, which shall survive any such termination.

          Section 7. Assignment; Qualified Institutional Buyers. This letter shall not be assignable by any party hereto without the prior written consent of the other parties (other than, in the case of the Lender, to an affiliate of the Lender, it being understood that any such affiliate shall be subject to the restrictions set forth in this Section 7); provided, however, that CIBC shall have the right, in its sole discretion to sell portions of the Commitment hereunder, the Senior Subordinated Notes and the Financing Warrants among banks or other financial institutions pursuant to the Financing Documentation or otherwise and to sell, transfer or assign all or any portion of, or interests or participations in, the Senior Subordinated Notes, the Financing Warrants and the Fee Warrants; provided that prior to the consummation of an initial public offering CIBC shall not sell, transfer or assign all or any portion of the Fee Warrants to any person who is not an affiliate without the consent of the Company, which consent shall not be unreasonably withheld. CIBC agrees to act as arranger, documentation agent and administrative agent for the Senior Subordinated Notes, the Financing Warrants and the Fee Warrants unless removed from such positions pursuant to the terms of the Financing Documentation or unless prohibited from acting as such by any applicable statute, law, rule or regulation. CIBC represents that it is a "Qualified Institutional Buyer" as defined in Rule 144A of the Securities Act of 1933, as amended, and that any Syndication Party described above will also be a "Qualified Institutional Buyer" or an "institutional accredited investor".

          Section 8. Miscellaneous. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES GOVERNING CONFLICTS OF LAWS. This letter (including the provisions of the Indemnity Letter specifically incorporated herein) embodies the entire agreement and understanding between you and the Lender supersedes all prior agreements and understandings relating to the subject matter hereof. This letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

          The Lender reserves the right to employ the services of its affiliates (including CIBC Wood Gundy Securities Corp. ("WGSC")) in providing services contemplated by this letter and to allocate, in whole or in part, to WGSC certain fees payable to the Lender in such manner as the Lender and WGSC may agree in their sole discretion. You acknowledge that the Lender may share (without duplication) with any of its affiliates (including WGSC) and such affiliates may share with the Lender (in each case, subject to any confidentiality agreements applicable thereto), any information related to you or your affiliates or their respective subsidiaries (including information relating to creditworthiness) or the Transaction.

          If you are in agreement with the foregoing, please sign and return to the Lender at 425 Lexington Avenue, New York, New York 10017, the enclosed copy of this letter no later than 5:00 p.m., New York time, on December 11, 1996, whereupon the undertakings of the parties shall become effective to the extent and in the manner provided hereby. A telecopied signature on this letter shall be acceptable to and binding on each of the Company and the Lender; provided that each party hereto shall undertake to promptly deliver to the other a signed original hereof. This offer shall terminate if not so accepted by you on or prior to that time.

                                   Very truly yours,

                                   CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

                                   By:  /s/ authorized signature
                                        ------------------------------------
                                        Name:
                                        Title:


                                   Principal Amount of Senior
                                   Subordinated Notes committed
                                   to be purchased:  $10 Million


Accepted and Agreed to as of
the date first above written:

MAGINET CORPORATION


By:  /s/ authorized signature
     -----------------------------
     Name:
     Title:

                                                                       EXHIBIT A

                       SUMMARY OF TERMS AND CONDITIONS*
                $10,000,000 SENIOR SUBORDINATED NOTES DUE 2003
                 AND RELATED WARRANTS TO PURCHASE COMMON STOCK

Issuer:                                 MagiNet Corporation ("MagiNet" or
                                        the "Company").

Issue:                                  Senior Subordinated Notes (the
                                        "Senior Subordinated Notes").

Principal Amount:                       Up to $10,000,000.

Final Maturity:                         2004 (7 years).

Lender:                                 CIBC WG Argosy Merchant Fund 2,
                                        L.L.C.

Rate:                                   12% payable semi-annually.

Notes:                                  Senior Subordinated Notes.

Financing Warrants:                     Up to 1,333,333 warrants to purchase
                                        Company Common Stock, par value $.0001
                                        per share, issuable on a pro rata basis
                                        with the Senior Subordinated Notes.  The
                                        Financing Warrants shall expire seven
                                        years from the date of issuance.  The
                                        Financing Warrants (and the Fee
                                        Warrants) shall not be exercised by
                                        Lender for greater than 5% of the voting stock of the Company except in compliance with the Bank Holding Company
                                        Act.

Exercise Price of the                   Subject to the reset provisions
  Financing Warrants:                   referred to below, the Financing
                                        Warrants will be exercisable into
                                        common stock of the Company at a


---------------------

* Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Commitment Letter to which this term sheet is attached.

                                        price of $7.50 per share at any
                                        time after the issuance of the
                                        Senior Subordinated Notes prior to
                                        their expiration (the "Exercise
                                        Price").

Reset Provisions:                       The Exercise Price of the Financing
                                        Warrants is to be reset to 85% of
                                        the price to the public in the Com-
                                        pany's initial public offering of
                                        Common Stock ("IPO") if such reset
                                        results in a reduction of the Exer-
                                        cise Price below $7.50 per share
                                        (the "First Reset Price").  In
                                        addition, at the first year anni-
                                        versary of the IPO the Exercise
                                        Price is to be reset to the lower
                                        of the First Reset Price and the
                                        price of the Common Stock at such
                                        time (the "Second Reset Price").

Pre-issuance                            The number of Financing Warrants
Anti-Dilution Adjustment                and the Exercise Price shall be
                                        adjusted in respect of any event
                                        that occurs after the date of the
                                        Commitment Letter and prior to the
                                        date the Financing Warrants are
                                        issued which would have caused an
                                        anti-dilution adjustment under the
                                        Financing Warrants had they been
                                        outstanding at the time.

Anti-Dilution Provisions:               The Financing Warrants will be
                                        subject to standard and customary
                                        adjustment including for shares of
                                        Common Stock or equivalents issued
                                        at a price per share of less than
                                        Fair Market Value (to be defined)
                                        (regardless of whether prior to or
                                        after the consummation of an IPO).

Redemption of the Notes                 The Senior Subordinated Notes are
at the Option of the                    redeemable at the option of the
Issuer:                                 Issuer, in whole or in part (pro-
                                        vided that no less than $5 million
                                        of Senior Subordinate Notes remain
                                        outstanding) from the date of issu-
                                        ance at a redemption price equal to
                                        100% of the principal amount of the
                                        Senior Subordinated Notes plus
                                        accrued interest to the date of
                                        redemption.

Redemption of the Notes                 In the event of a Change of Control
at the Option of the                    (to be defined) or other
Purchaser:                              Fundamental Change (to be defined)
                                        the Senior Subordinated Notes will
                                        be redeemable at the option of the
                                        Purchaser at a purchase price equal
                                        to 112% of principal amount.

                                        In the event of the consummation of
                                        an initial public offering of
                                        equity or the issuance of any debt
                                        securities or preferred stock the
                                        Senior Subordinated Notes will be
                                        redeemable at the option of the
                                        Purchaser at a purchase price equal
                                        to 100% of principal amount.

Registration Rights:                    The Purchaser will be entitled to
                                        (i) unlimited piggy back registra-
                                        tions subject to pro rata reduc-
                                        tions, commencing on the issue
                                        date, (ii) one demand registration
                                        subject to pro rata reductions,
                                        commencing on the issue date, and
                                        (iii) certain rights to cause the
                                        Company to effect and keep current
                                        a shelf-registration on or after
                                        the issue date.  In each case, such
                                        registration shall pertain to the
                                        Common Stock underlying the Financ-
                                        ing Warrants and the Fee Warrants.

Ranking: The Senior Subordinated Notes are unconditional, unsecured and senior subordinated obligations of the Company and will rank senior to all other unsecured and subordinated obligations of the Company and jun-ior to all other senior indebted-ness of the Company.

Use of Proceeds:                        General corporate purposes other
                                        than repayments of indebtedness or
                                        purchases or redemptions of or pay-
                                        ments on equity securities.

Commitment Fees:                        As set forth in Commitment Letter.

Funding Fee:                            2.0% of Gross Proceeds.

Legal Fees:                             The Company and/or its agents will
                                        reimburse Purchaser for the fees
                                        and expenses of legal counsel to be
                                        selected by the Purchaser whether
                                        or not the transaction closes.

Certain Covenants:                      The Financing Documentation will
                                        contain customary affirmative and
                                        negative covenants, including,
                                        without limitation, prohibitions on
                                        the ability of the Company and its
                                        subsidiaries to incur additional
                                        indebtedness (subject to limited
                                        exceptions), prohibitions on the
                                        ability of the Company and its sub-
                                        sidiaries to issue subordinated
                                        indebtedness senior to the Senior
                                        Subordinated Notes, prohibitions on
                                        the ability of the Company to pay
                                        certain dividends and make certain
                                        other restricted payments and
                                        investments including, without
                                        limitation, the repurchase of capi-
                                        tal stock or subordinated indebted-
                                        ness (subject to limited excep-
                                        tions), restrictions on the ability
                                        of the Company and the Company's
                                        subsidiaries to enter into agree-
                                        ments which restrict their ability
                                        to pay dividends or make certain
                                        payments to the Company, create
                                        liens, enter into transactions with
                                        affiliates, merge, consolidate or
                                        transfer substantially all of their
                                        respective assets and restrictions
                                        on the ability of the Company and
                                        its subsidiaries to utilize pro-
                                        ceeds from asset sales for purposes
                                        other than related business
                                        investments.

Participation/Assignment     CIBC and each other Lender, if any, may, with the
  or Syndication:            consent of CIBC, participate out or sell or assign,
                             or syndicate to other lenders, the Senior
                             Subordinated Notes, in whole or in part, at any time, subject to compliance with applicable securities laws. Management of the Company will cooperate to the fullest extent possible
                             (including, without limitation, participation in road show presentations and investor meetings) in any such syndication efforts.

Modifications and            The consent of holders of a majority in outstanding
  Amendments:                aggregate principal amount of the Senior
                             Subordinated Notes will be required with respect to amendments which do not affect the payments terms, or relative ranking of the Senior Subordinated
                             Notes. The consent of holders of a majority of the Financing Warrants will be required to amend any of the principal terms thereof.

Representations and          Customary for transactions of this type.
  Warranties:

Conditions Precedent:        As set forth in the Commitment Letter.

Events of Default:           Customary for transactions of this type, including,
                             without limitation, payment defaults, covenant defaults, bankruptcy and insolvency, judgments, cross acceleration of and failure to pay at final maturity other indebtedness aggregating $750,000 or more.

Governing Law and Forum:     The State of New York.

Indemnification and
  Expense Reimbursement:      Customary for transactions of this type.


Fee Warrants:

Initial Warrants:             As set forth in Commitment Letter.

Issuance of Additional
Warrants:                     As set forth in Commitment Letter.

Issuance of Annual Warrants:  As set forth in Commitment Letter.

Exercise Price:               $.01 per share of Common Stock.

Term of Fee Warrants:         The Fee Warrants will be exercisable for common
                              stock of the Company for a period of 7 years and will be immediately exercisable.

Pre-issuance Anti-            The number of Annual Warrants to be issued shall
dilution Protection:          be adjusted in respect of any event that occurs
                              after the date of the Commitment Letter and prior to the issuance of such Annual Warrants which would have caused an anti-dilution adjustment under the Annual Warrants had they been outstanding at the time.

Anti-dilution Protection:     The Fee Warrants will be subject to standard and
                              customary anti-dilution protection (i.e., stock dividends, splits and reclassifications and, only prior to the consummation of an IPO, below market issuances of securities and assets).

Registration Rights:          As set forth in the definitive Initial Warrant
                              issued on the date of the Commitment Letter. To the extent the Financing Warrants are issued, the Fee Warrants shall have identical registration rights as are granted to the holders of Financing
                              Warrants.